UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2020

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value	ARCH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective at the conclusion of the annual meeting of stockholders (the Annual Meeting”) of Arch Coal, Inc. (the “Company”) on April 30, 2020, John W. Eaves retired as the Company’s Chief Executive Officer and assumed the role of Executive Chairman of the Board; Paul A. Lang, the Company’s President and Chief Operating Officer, succeeded Mr. Eaves as Chief Executive Officer; John T. Drexler, the Company’s Senior Vice President and Chief Financial Officer, succeeded Mr. Lang as Chief Operating Officer; and Matthew C. Giljum, the Company’s Treasurer and Vice President of Finance, succeeded Mr. Drexler as Chief Financial Officer. Also, Mr. James N. Chapman assumed the role of Independent Lead Director, after serving as Chairman of the Board since October 2016. In connection with this succession process, on April 30, 2020, upon the recommendation of the Personnel and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”), the Board approved certain compensation arrangements for Messrs. Eaves, Lang, Drexler and Giljum as further described below. No adjustments were made to Mr. Chapman’s director compensation.

Mr. Lang

Upon the Committee’s recommendation, the independent members of the Board approved for Mr. Lang an annual base salary of $875,000, a target annual incentive plan (“ICP”) opportunity of 125% of his annual base salary, and a target long-term incentive plan (“LTIP”) opportunity of 350% of his annual base salary.

In addition, upon the Committee’s recommendation, the independent members of the Board approved entering into a new change in control agreement with Mr. Lang on terms that are substantially the same as his prior agreement with the Company and the form agreement included as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012, except that the multiples of payment upon his qualifying termination of employment will generally change from 12 months to 24 months of the applicable benefit in connection with a qualifying termination prior to a change in control and from 24 months to 36 months of the applicable benefit in connection with a qualifying termination within two years following a change in control.

Mr. Drexler

Upon the Committee’s recommendation, the Board approved for Mr. Drexler an annual base salary of $650,000, a target ICP opportunity of 100% of his annual base salary, and a target LTIP opportunity of 275% of his annual base salary.

Mr. Giljum

Upon the Committee’s recommendation, the Board approved for Mr. Giljum an annual base salary of $450,000, a target ICP opportunity of 80% of his annual base salary, and a target LTIP opportunity of 250% of his annual base salary.

Mr. Eaves

Upon the Committee’s recommendation, the independent members of the Board approved entering into a letter agreement with Mr. Eaves (the “Eaves Agreement”) pursuant to which Mr. Eaves will transition to Executive Chairman. The Eaves Agreement provides for an annual base salary of $540,000, a target ICP opportunity of 100% of his annual base salary, a target LTIP opportunity of 200% of his annual base salary, and continued vesting in his outstanding LTIP awards, subject to the terms and conditions of the Company’s 2016 Omnibus Incentive Plan and the applicable award agreements. In addition, if Mr. Eaves’s service with the Company terminates prior to February 27, 2023 for any reason other than for “cause” (as defined in his change in control agreement with the Company), his LTIP award granted in February 2020 will vest in full subject to the achievement of the applicable performance measures.

The description of the Eaves Agreement is qualified in its entirety by reference to the full text of the Eaves Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 30, 2020. The following proposals were submitted by the Board of Directors of the Company to a vote of stockholders, and the final results of the voting on each proposal is noted below. On the record date of March 10, 2020, there were 15,142,684 shares of the Company’s common stock outstanding and entitled to vote.

Proposal 1 — Election of Directors

The following nine individuals were nominated to serve as directors of the Company. As indicated below, the nine nominees were elected as directors of the Company to serve for a term expiring at the 2021 annual meeting of stockholders, until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Patrick J. Bartels, Jr.	11,849,873	793,206	891,501
James N. Chapman	11,610,985	1,032,094	891,501
John W. Eaves	12,500,304	142,775	891,501
Sherman K. Edmiston III	12,510,683	132,396	891,501
Robert B. Hamill	12,518,573	124,506	891,501
Holly Keller Koeppel	12,488,243	154,836	891,501
Patrick A. Kriegshauser	12,491,376	151,703	891,501
Paul A. Lang	12,516,903	126,176	891,501
Richard A. Navarre	6,436,293	6,206,786	891,501

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

The stockholders were asked to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The proposal was approved, on an advisory basis, as indicated below.

For	Against	Abstain	Broker Non-Votes
12,456,074	150,672	36,333	891,501

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders were asked to ratify the appointment of Ernst & Young, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The appointment was ratified, as indicated below.

For	Against	Abstain	Broker Non-Votes
12,946,904	586,228	1,448	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated April 30, 2020, by and between Arch Coal, Inc. and John W. Eaves
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President – Law, General Counsel and Secretary